UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2012

CVR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 13, 2012, CVR Energy, Inc., or the “Company,” issued a press release announcing that the Board of Directors of the Company had approved a regular quarterly cash dividend of $0.08 per common share, the first of which will be paid following the end of the Company’s first quarter on a date to be set by the Board of Directors, and announcing that the Board of Directors intends to sell a portion of the Company’s investment in CVR Partners, LP. This press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. On February 13, 2012, the Company also posted an investor presentation to its website at www.cvrenergy.com under the tab “Investor Relations”. The information included in the presentation provides an overview of the approval of the regular quarterly cash dividend and other elements of the Company’s strategic plan. The presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto are being furnished pursuant to Item 7.01 of Form 8-K and will not, except to the extent required by applicable law or regulation, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being “furnished” as part of this Current Report on Form 8-K:

99.1	Press release, dated February 13, 2012

99.2	Slides from Management Presentation, dated February 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2012

CVR ENERGY, INC.

By:	/s/ John J. Lipinski
John J. Lipinski
Chief Executive Officer and President